AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

         THIS AMENDMENT, dated as of February 3, 1996, by and between Henry C. Schwartz ("Executive") and Jos. A. Bank Clothiers, Inc. ("Employer"), is made to that certain Employment Agreement, dated March 31, 1994, between Executive and Employer (the "Employment Agreement").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Executive and Employer hereby amend the Employment Agreement and agree as follows:

1.       Employment of Executive; Termination of Previous Agreement

         No change is hereby made to Section 1 of the Employment Agreement.

2.       Employment Period

         Section 2 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "The term of Executive's employment under this Agreement (the "Employment Period") shall commence March 31, 1994 and shall, subject to earlier termination as provided in Section 5, terminate on December 31, 1997."

3.       Duties and Responsibilities

         3.1      General.

         Section 3.1 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "During the Employment Period, Executive shall serve as Vice Chairman of the Company and shall perform such duties, consistent with his status as Vice Chairman, as he may be assigned from time to time by Employer's Chief Executive Officer or Board of Directors. Executive shall have the use of an office at Employer's Manhattan store, and the
                  facilities  located  therein,   for  the  conduct  of  Company
                  business.  Upon request of the Board of Directors,  during the
                  Employment   Period,   Executive   shall  also  serve  without
                  additional compensation as a director of the Company and any of its subsidiaries."

         3.2. Location of Executive Offices. Section 3.2 of the Employment Agreement is hereby deleted.

4.       Compensation and Related Matters

         4.1.     Base Salary.

         Section 4.1 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "From February 4, 1996 through March 31, 1997 (the "Initial Period"), Employer shall owe to Executive a base salary (the "Base Salary") of $405,589. The Base Salary shall be payable in equal (or nearly equal) installments from February 3, 1996 through December 31, 1997, in accordance with the Employer's policy on payment of executives in effect from time to time. That portion of the Employment Period occurring after the Initial Period is herein referred to the "Deferral Period" and that portion of the Base Salary payable during the Deferral Period (i.e. $161,408) is hereinafter referred to as the "Deferred Portion". Notwithstanding the agreement of the parties to defer payment of the Deferred Portion of the Base Salary, $383.39 of the Base Salary shall be deemed earned for each day elapse during the Initial Period, such that the entire Base Salary shall be deemed earned by March 31, 1997. In the event this Agreement shall be rejected in any bankruptcy proceeding involving Employer, Executive shall have a priority wage claim for that portion of the Base Salary earned but unpaid. No salary other than the Deferred Portion shall be payable during the Deferral Period."

No change is hereby made to any compensation paid or payable to Executive prior to the date hereof.

         4.2. Annual Bonus. Section 4.2 of the Employment Agreement is hereby deleted.

         4.3. Life Insurance. No change is hereby made to Section 4.3 of the Employment Agreement.

         4.4 Automobile. Section 4.4 of the Employment Agreement is hereby deleted.

         4.5      Other Benefits.

         Section 4.5 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "During the Employment Period, subject to, and to the extent Executive is eligible under their respective terms, Executive shall be entitled to medical, dental, long term disability and supplemental life insurance coverages (not less than $250,000) as are, or are from time to time hereafter, generally provided by Employer to Employer's senior management employees. Executive's annualized Base Salary shall (where applicable) constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined."

         4.6      Expense Reimbursement.

         Section 4.6 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "Employer shall reimburse Executive for all business expenses reasonably incurred by him directly in the performance of his duties under this Amendment, upon his presentation, not less frequently then monthly, of signed, itemized accounts of such expenditures, all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its senior employees."

         4.7 Vacations. Section 4.7 of the Employment Agreement is hereby deleted.

         4.8 Tax Gross-up. No change is hereby made to Section 4.8 of the Employment Agreement.

5.       Termination of Employment Period

         5.1.     Termination Without Cause.

         Section 5.1 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "Employer or Executive may, by delivery of notice to the other at any time during the Employment Period, terminate the Employment Period without cause."

         5.2      By Employer for Cause.  No change is hereby made to Section
5.2 of the Employment Agreement.

         5.3 By Executive for Good Reason. Section 5.3 of the Employment Agreement is hereby deleted.

         5.4 Disability. No change is hereby made to Section 5.4 of the Employment Agreement.

         5.5 Death. No change is hereby made to Section 5.5 of the Employment Agreement.

6.       Termination Compensation; Non-Compete.

         6.1.     Termination Without Cause by Employer.

         Section 6.1 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "If the Employment Period is terminated by Employer pursuant to the provisions of Section 5.1 hereof, Employer shall continue to make payments to Executive as and when such payments otherwise would have been due pursuant to Section 4.1, assuming no termination. All other benefits provided for in Sections 4.5, 4.6 and 4.8 shall be continued at the expense of Employer for the period that payments are required to be made pursuant to the preceding provisions of this Section 6.1."

         6.2.     Certain Other Terminations.

         Section 6.2 of the Employment Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

                  "If the Employment Period is terminated by Employer pursuant to Section 5.2, by Executive pursuant to Section 5.1 or by the death of Executive pursuant to Section 5.5, amounts which otherwise would have been payable through the date of termination pursuant to this Agreement shall be paid and all other amounts (including earned but unpaid Base Salary) shall be forefeited. In the event of termination by death pursuant to the provisions of Section 5.5, Employer shall pay to Sandy Schwartz (or such other payee as may be designated by Executive in his Last Will and Testiment, or any codicil thereto, or by notice to Employer) that amount of the Base Salary earned but unpaid, as calculated pursuant to
                  Section  4.1,  through  the  date  of such  termination.   If
                  Executive shall terminate this Agreement with not less than six months remaining in the Employment Period, Executive shall be relieved of the non-competition restrictions set forth in
                  Section 6.7."

         6.3.     Termination for Disability.  No change is hereby made to
Section 6.3 of the Employment Agreement.

         6.4. Tax Gross-up. No change is hereby made to Section 6.4 of the Employment Agreement.

         6.5. No Other Termination Compensation. No change is hereby made to Section 6.5 of the Employment Agreement.

         6.6 Mitigation. No change is hereby made to Section 6.6 of the Employment Agreement.

         6.7 Non-Compete. No change is hereby made to Section 6.7 of the Employment Agreement; provided, however, that during the remainder of the Employment Period Employer shall not unreasonably withhold its consent to any request by Executive that he be permitted to provide consulting services to one or more companies that are not in competition with Company.

7.       Indemnification

         No change is hereby made to Section 7 of the Employment Agreement.

8.       Miscellaneous

         8.1 Notice. Any notice, consent or authorization required or permitted to be given pursuant to the Employment Agreement shall be addressed as follows, or to such other address as either party shall give the other:

If to Employer:   Jos. A. Bank Clothiers, Inc.
                           500 Hanover Pike
                           Hampstead, Maryland  21074-2095
                           Attn:  General Counsel

If to Executive:           Mr. Henry C. Schwartz
                           50 Sutton Place South
                           Apt. 17A
                           New York, New York 10022

         8.2 Legal Fees. Section 8.2 of the Employment Agreement is hereby deleted.

         8.3 Taxes. No change is hereby made to Section 8.3 of the Employment Agreement.

         8.4 Governing Law. No change is hereby made to Section 8.4 of the Employment Agreement.

         8.5 Arbitration. No change is hereby made to Section 8.5 of the Employment Agreement.


         8.6 Headings. No change is hereby made to Section 8.6 of the Employment Agreement.

         8.7 Counterparts. No change is hereby made to Section 8.7 of the Employment Agreement.

         8.8 Severability. No change is hereby made to Section 8.8 of the Employment Agreement.

         8.9 Entire Agreement and Representation. No change is hereby made to Section 8.9 of the Employment Agreement.

         8.10     Successor and Assigns.  No change is hereby made to Section
8.10 of the Employment Agreement.

         Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment shall control and prevail. Mention in any provision of the Employment Agreement which is not deleted hereby of any other provision of the Employment Agreement which is deleted hereby shall be disregarded in the reading and interpretation of the Employment Agreement, amended hereby. Terms used but not defined herein shall have those respective meaning attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        JOS. A. BANK CLOTHIERS, INC.

                                        By:_____________________________________
                                              Timothy F. Finley, Chairman, Chief
                                                 Executive Officer and President


                                        ________________________________________
                                        HENRY C. SCHWARTZ